UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2017

Penske Automotive Group, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable

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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On October 11, 2017, the Board of Directors of the Company adopted the Penske Automotive Group, Inc. Deferred Compensation Plan, effective January 1, 2018 (the “DCP”), a copy of which is attached hereto as Exhibit 10.1. Participation in the DCP, which is an unfunded, non-qualified deferred compensation plan, is limited to certain members of management or highly compensated employees (the “Participants”), who contribute significantly to the future business success of the Company and its affiliates. It allows Participants to defer all or a portion of their annual bonus and/or up to 50% of their salary to be paid at a future date, generally subject to acceleration in the event of disability, separation from service, death, unforeseeable emergency, or a change in control of the Company.  Deferral elections must be made by the Participants prior to the calendar year in which the compensation is earned and distributions can be paid in a variety of forms from lump sum to installments over a period of years.

Hypothetical accounts of the Participants under the DCP are not funded and payment obligations pursuant to the DCP are unsecured general obligations of the Company. The Company does not guarantee a rate of return on deferred balances. The Company reserves the right to amend or terminate the DCP at any time, provided that no such action generally will alter a Participant’s right to receive a payment due under the terms of such plan at the date of the action. The foregoing description of the DCP is a summary and is qualified in its entirety by reference to the plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On October 11, 2017, we announced that our Board of Directors has approved a quarterly dividend in the amount of $0.33 per share payable December 1, 2017 to shareholders of record as of November 10, 2017, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Penske Automotive Group, Inc. Deferred Compensation Plan dated October 11, 2017.

Exhibit 99.1 Press Release.

Exhibit Index

Exhibit No.	Description
10.1	Penske Automotive Group, Inc. Deferred Compensation Plan dated October 11, 2017.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

October 13, 2017	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President